EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statement (No. 333-130740) on Form S-8 of Republic Bancorp, Inc. of our report dated July 21, 2006, relating to the financial statements and supplemental schedules of the Republic Bancorp 401(k)/Profit Sharing Plan and Trust as of December 31, 2005, which report appears in the December 31, 2005 annual report on Form 11-K of Republic Bancorp, Inc.

/s/ Crowe Chizek and Company LLC

Louisville, Kentucky

June 29, 2006